EXHIBIT 99.1

TF Financial Corporation Reports 2007 Results and Quarterly Dividend

NEWTOWN, Pa., Jan. 23, 2008 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $4,845,000 ($1.78 per diluted share) for 2007, compared with $5,514,000 ($2.03 per diluted share) for 2006. Net income for the three month period ended December 31, 2007 was $1,222,000 ($0.45 per diluted share) compared with $1,455,000 ($0.53 per diluted share) during the comparable period of 2006. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable February 15, 2008 to shareholders of record on February 8, 2008.

 Highlights for 2007 included:
   * Interest income increased by a modest 0.3% or $109,000 during
     2007. Net loans outstanding increased by $33.5 million or 6.9% to
     $518.1 million because of the Company's highly successful new loan production efforts during the year. Loan yields increased by
     2 basis points to 6.46%  despite a 100 basis point decrease in the prime rate during the year, which resulted in lower interest yields on the Company's prime rate-based construction,
     commercial, and home equity loans.
   * Interest expense increased by 15.7% or $2.5 million. Deposits decreased by $5.7 million or 1.2% to $472.4 million. The average cost of deposits increased by 55 basis points during 2007, mainly due to a shift in the Company's deposit mix away from lower cost savings and passbook accounts and toward higher cost money market accounts and other products. In addition, market interest rates on certificates of deposit especially in the later part of the year remained stubbornly high despite continuously lower U.S.
     Treasury interest rates throughout the year.
   * Non-performing assets were 0.76% of total assets at year end, and net charge-off's during the year were only $23,000. The allowance for loan losses was over $2.8 million at year end and there was no loan loss provision during the year. The Company was
     unaffected by subprime loan issues because the Company did not engage in subprime lending and did not purchase securities backed by subprime loans.
   * Return on assets and return on equity were 0.73% and 7.24%, respectively, during the year. In addition, the Bank continued to perform better than the majority of its peer group.
   * Non-interest income increased by $926,000 during 2007 when compared with 2006 and included a $777,000 non-recurring
     settlement payment received during the first quarter, related to a lease fraud which occurred during 2003. Non-interest expense decreased by $266,000 and included a $305,000 non-recurring expense associated with the bankruptcy of a loan subservicer of the Company. Without these non-recurring items, net non-interest expense decreased by $720,000 as the Company continued to
     diversify and increase its non-interest income sources, and worked diligently to control and reduce operating expenses.
   * Dividends for the year were $0.80 per share, up 5.3% from the
     $0.76 paid during 2006.

Commenting on the performance of the company, President Kent C. Lufkin stated, "Although we strive to do even better, we believe the Company has performed well over the last quarter and year. This is especially gratifying in light of the ongoing economic uncertainty, the shrinking net interest margins due to extremely aggressive competitor deposit gathering strategies, and the ramifications of the subprime mortgage problems that have affected many other financial institutions."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
   (dollars in thousands except per share data)

                                              THREE MONTHS
                                              ------------       INC
                                        12/31/2007  12/31/2006  (DEC)
                                        ----------  ----------  -----

 EARNINGS SUMMARY

    Interest income                       $ 9,780    $ 9,678     1.1%
    Interest expense                        4,933      4,224    16.8%
    Net interest income                     4,847      5,454   -11.1%
    Loan loss provision                         0          0     0.0%
    Non-interest income                       772        691    11.7%
    Non-interest expense                    3,987      4,127    -3.4%
    Income taxes                              410        563   -27.2%
    Net income                            $ 1,222    $ 1,455   -16.0%

 PER SHARE INFORMATION

    Earnings per share, basic             $  0.45    $  0.54   -16.7%
    Earnings per share, diluted           $  0.45    $  0.53   -15.1%

    Dividends paid                        $  0.20    $  0.19     5.3%

 FINANCIAL RATIOS

    Annualized return on average assets     0.71%      0.88%   -19.3%
    Annualized return on average equity     7.15%      8.80%   -18.8%
    Efficiency ratio                       70.96%     67.16%     5.7%

 AVERAGE BALANCES

    Loans                               $ 511,635  $ 496,343     3.1%
    Mortgage-backed securities             92,149     77,725    18.6%
    Investment securities                  39,968     42,628    -6.2%
    Other interest-earning assets             765      2,198   -65.2%
    Total earning assets                  644,517    618,894     4.1%
    Non-earning assets                     37,361     35,639     4.8%
    Total assets                          681,878    654,533     4.2%

    Deposits                              472,875    475,707    -0.6%
    FHLB advances                         132,643    105,727    25.5%
    Total interest bearing liabilities    605,518    581,434     4.1%
    Non-interest bearing liabilities        8,573      7,515    14.1%
    Stockholders' equity                   67,787     65,584     3.4%
    Total liabilities & stockholders'
     equity                             $ 681,878  $ 654,533     4.2%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
    Loans                                   6.39%      6.60%
    Mortgage-backed securities              4.71%      4.50%
    Investment securities                   5.48%      5.81%
    Other interest-earning assets           4.15%      5.23%
 Average cost of:
    Deposits                                2.95%      2.64%
    FHLB advances                           4.25%      3.97%

 Interest rate spread                       2.86%      3.40%
 Net interest margin                        3.06%      3.57%

 NON-INTEREST INCOME DETAIL

    Service fees, charges and other         $ 574      $ 515    11.5%
    Bank-owned life insurance                 153        128    19.5%
    Gain on sale of loans                      45         48    -6.3%

 NON-INTEREST EXPENSE DETAIL

    Salaries and benefits                   2,444      2,621    -6.8%
    Occupancy                                 679        664     2.3%
    Professional fees                         195        264   -26.1%
    Advertising                                93        (28) -432.1%
    Other                                     576        606    -5.0%

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
   (dollars in thousands except per share data)

                                              TWELVE MONTHS
                                              -------------      INC
                                        12/31/2007  12/31/2006  (DEC)
                                        ----------  ----------  -----

 EARNINGS SUMMARY

    Interest income                      $ 38,128   $ 38,019     0.3%
    Interest expense                       18,355     15,861    15.7%
    Net interest income                    19,773     22,158   -10.8%
    Loan loss provision                         0        150  -100.0%
    Non-interest income                     3,736      2,810    33.0%
    Non-interest expense                   16,902     17,168    -1.5%
    Income taxes                            1,762      2,136   -17.5%
    Net income                            $ 4,845    $ 5,514   -12.1%

 PER SHARE INFORMATION

    Earnings per share, basic              $ 1.78     $ 2.04   -12.7%
    Earnings per share, diluted            $ 1.78     $ 2.03   -12.3%

    Dividends paid                         $ 0.80     $ 0.76     5.3%

 FINANCIAL RATIOS

    Annualized return on average assets     0.73%      0.83%   -12.0%
    Annualized return on average equity     7.24%      8.68%   -16.6%
    Efficiency ratio                       71.90%     69.18%     3.9%

 AVERAGE BALANCES

    Loans                               $ 501,112  $ 502,048    -0.2%
    Mortgage-backed securities             86,816     81,750     6.2%
    Investment securities                  38,666     41,984    -7.9%
    Other interest-earning assets           2,180      1,653    31.9%
    Total earning assets                  628,774    627,435     0.2%
    Non-earning assets                     35,937     35,050     2.5%
    Total assets                          664,711    662,485     0.3%

    Deposits                              477,299    468,933     1.8%
    FHLB advances                         112,277    122,671    -8.5%
    Total interest bearing liabilities    589,576    591,604    -0.3%
    Non-interest bearing liabilities        8,189      7,332    11.7%
    Stockholders' equity                   66,946     63,549     5.3%
    Total liabilities & stockholders'
     equity                             $ 664,711  $ 662,485     0.3%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
    Loans                                   6.46%      6.44%
    Mortgage-backed securities              4.72%      4.55%
    Investment securities                   5.55%      5.47%
    Other interest-earning assets           4.83%      5.69%
 Average cost of:
    Deposits                                2.88%      2.33%
    FHLB advances                           4.17%      4.03%

 Interest rate spread                       3.03%      3.45%
 Net interest margin                        3.23%      3.60%

 NON-INTEREST INCOME DETAIL

    Service fees, charges and other       $ 2,915    $ 2,121    37.4%
    Bank-owned life insurance                 607        502    20.9%
    Gain on sale of loans                     214        238   -10.1%
    Gain (loss) on sales of securities          0        (51) -100.0%

 NON-INTEREST EXPENSE DETAIL

    Salaries and benefits                  10,390     10,636    -2.3%
    Occupancy                               2,812      2,834    -0.8%
    Professional fees                         698        739    -5.5%
    Advertising                               419        500   -16.2%
    Other                                   2,583      2,459     5.0%

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
   (dollars in thousands except per share data)

                                              PERIOD ENDING
                                              -------------      INC
                                        12/31/2007  12/31/2006  (DEC)
                                        ----------  ----------  -----

 DEPOSIT INFORMATION

    Non-interest checking                $ 35,904   $ 36,991    -2.9%
    Interest checking                      46,543     51,272    -9.2%
    Money market                           79,267     62,914    26.0%
    Savings                               130,423    131,359    -0.7%
    CD's, retail                          180,257    183,847    -2.0%
    CD's, broker                                0     11,704  -100.0%

 OTHER INFORMATION

 Per Share
    Book value (a)                        $ 25.48    $ 24.29
    Tangible book value (a)               $ 23.86    $ 22.68
    Closing market price                  $ 24.64    $ 31.00

 Balance sheet
    Loans, net                          $ 518,067  $ 484,539     6.9%
    Cash and cash equivalents               5,680     12,364   -54.1%
    Mortgage-backed securities            104,338     82,035    27.2%
    Investment securities                  41,389     42,371    -2.3%
    Total assets                          702,000    652,603     7.6%
    Total deposits                        472,394    478,087    -1.2%
    FHLB advances and other               153,221    101,701    50.7%
    Stockholders' equity                   68,059     65,639     3.7%

 Asset Quality
    Non-performing loans                    5,358      2,110   153.9%
    Loan loss reserves                      2,842      2,865    -0.8%
    Reserves to gross loans                 0.55%      0.59%    -6.8%
    Non-performing loans to gross loans     1.03%      0.43%   139.5%
    Non-performing loans to total assets    0.76%      0.32%   137.5%
    Foreclosed property                         0          0     0.0%
    Foreclosed property to total assets     0.00%      0.00%     0.0%
    Non-performing assets to total assets   0.76%      0.32%   137.5%

 Statistical
    Shares outstanding (000's) (a)          2,671      2,703
    Number of branch offices                   15         15
    Full time equivalent employees            181        189

 (a) Excludes 159,000 and 171,000 unallocated employee stock ownership plan shares at December 31, 2007 and 2006,
     respectively.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000